Exhibit 99.1

News Release	CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

Investor Contact:	Chad Monroe
Phone:	(812) 962-5041

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Commences Conversion Offer and Consent Solicitation
for 7.5 Percent Senior Convertible Notes

EVANSVILLE, Ind. — October 22, 2010 — Accuride Corporation (OTCBB: ACUZ) today announced that it commenced its previously announced conversion offer for all of the Company’s outstanding 7.5 percent senior convertible notes due 2020. In the conversion offer, the Company is offering to increase the conversion rate for the convertible notes to 238.2119 post-reverse split shares per $1,000 principal amount of convertible notes.  The conversion rate represents approximately 98 percent of the total number of shares into which the Company expects the convertible notes would be convertible on February 26, 2013, which is the final “payment-in-kind” interest payment date for the convertible notes.  As of October 21, 2010, approximately $145.3 million principal amount of convertible notes were outstanding.  The Company previously announced that it plans to complete a 1-for-10 reverse stock split of the Company’s common stock prior to the completion of the conversion offer.

As part of the conversion offer, the Company is soliciting consents from the noteholders to amend the indenture governing the convertible notes. The proposed amendments would remove the conditions to the Company’s optional redemption of the convertible notes and permit the Company to redeem the convertible notes, at par value, at any time. In addition, the proposed amendments would eliminate substantially all of the restrictive covenants and events of default in the indenture.

As previously announced, after completion of the conversion offer, the Company plans to sponsor an underwritten secondary offering of its common stock in which converting noteholders will be able to resell some or all of the common stock acquired in the conversion offer.  The proposed secondary offering will be conducted as described in the conversion offer registration statement, including the requirement that converting noteholders elect to include at least 10

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percent of the total number of shares of the Company’s common stock outstanding after the conversion offer in the proposed secondary offering.

The conversion offer will expire at 12:00 midnight, New York City time, on Friday, November 19, 2010, unless extended.  The conversion offer is subject to certain conditions, including the effectiveness of the conversion offer registration statement, that no stop orders suspending the effectiveness of the conversion offer registration statement have been issued or threatened, and the receipt of valid surrenders of convertible notes and consents from at least a majority in principal amount of the outstanding convertible notes and at least a majority in principal amount of the outstanding convertible notes not owned by the Company or its affiliates.  Converting noteholders will also be subject to a “lock-up” agreement to facilitate the proposed secondary offering, subject to certain exceptions.  The conversion offer is not conditioned on completion of the reverse stock split.

Funds advised by Tinicum Incorporated and certain funds advised by Sankaty Advisors, LLC, which beneficially own in the aggregate approximately $18.6 million of convertible notes, representing approximately 12.8 percent of the outstanding convertible notes of the Company, have advised the Company that they currently intend to convert all of their convertible notes in the conversion offer.

Credit Suisse Securities (USA) LLC is acting as lead dealer manager and solicitation agent and Nomura Securities International, Inc. is acting as co-dealer manager and solicitation agent for the conversion offer and the consent solicitation.  American Stock Transfer & Trust Co. LLC is acting as conversion agent for the conversion offer and MacKenzie Partners, Inc. is acting as information agent for the conversion offer.  Questions regarding the conversion offer and the consent solicitation should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect) or Nomura Securities International, Inc. at (800) 635-2952 (toll-free) or (212) 667-2000 (collect).

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  The Company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  The Company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, Bostrom®, FabcoTM, BrillionTM, and Highway Original®.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Important Information Regarding the Conversion Offer

This press release does not constitute either an offer to convert or exchange or a solicitation of an offer to convert or exchange the convertible notes.  The conversion offer is being made solely pursuant to an offer to convert and consent solicitation/prospectus, a related letter of transmittal and other conversion offer documents, each of which has been filed by the Company with the Securities and Exchange Commission (“SEC”) on a registration statement on Form S-4 and a tender offer statement on Schedule TO.  The registration statement relating to the conversion offer has not yet become effective. The shares issuable in the conversion offer may not be sold,

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nor may offers to convert be accepted, prior to the time the registration statement becomes effective.

The registration statement and the tender offer statement, including the offer to convert and consent solicitation/prospectus, the related letter of transmittal and other conversion offer documents, contain important information, including certain conditions to the conversion offer, and should be read carefully before any decision is made with respect to the conversion offer.  All of these materials are available free of charge upon request to MacKenzie Partners, Inc., information agent for the conversion offer, at (800) 322-2885 (toll free) or (212) 929-5500 (collect), and may also be obtained free of charge at the SEC’s website: www.sec.gov.

Important Information Regarding the Proposed Secondary Offering

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The proposed secondary offering will be made solely pursuant to a shelf registration statement on Form S-1, which has been filed with the Securities and Exchange Commission and has become effective.  Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

Forward-Looking Statements

Certain matters discussed in this news release may be forward-looking statements, including statements regarding the Company’s expectations, hopes, beliefs, and intentions with respect to the transactions described in this news release and the benefits to the Company of these transactions.  Such statements, and the Company’s ability to consummate these transactions, are subject to a number of factors, including, among other things (a) with respect to the conversion offer, the satisfaction of the conditions of the conversion offer, (b) with respect to the proposed secondary offering (x) obtaining sufficient converting noteholder interest in participation in the proposed secondary offering and (y) the ability to consummate the proposed secondary offering on acceptable pricing terms and (c) with respect to the reverse stock split, the ability to obtain stockholder and convertible noteholder approval of the reverse stock split.  In addition, these statements are also subject to the impact on the Company’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s SEC filings, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  Any forward-looking statement reflects only the Company’s belief at the time the statement is made. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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